                                    Exhibit 5

                                   Opinion of
                       Michener Larimore Swindle Whitaker
                     Flowers Sawyer Reynolds & Chalk, L.L.P.

(817) 878-0530                                                 Refer to File No.


                                  May 4, 1998


Lone Star International Energy, Inc.
528 Grant Road
Mineral wells, Texas 76067


Re:      Deferred Compensation Agreement and Stock Sale Lock-Up
         Agreement (William D. Josserand, Jr.)
         Deferred Compensation Agreement and Stock Sale Lock-Up Agreement (Calvin D. Cline)
         Deferred Compensation Agreement and Stock Sale Lock-Up Agreement (Don R. Pyles)
         Deferred Compensation Agreement and Stock Sale Lock-Up Agreement (Michael D. Herrington)
         Deferred Compensation Agreement and Stock Sale Lock-Up Agreement (Richard P. Gazzola)
         Deferred Compensation Agreement and Stock Sale Lock-Up Agreement (Paula Fleming)
         Deferred Compensation Agreement and Promissory Notes (C.E. Justice) April 1, 1998 Consulting Agreement (John Moran)
         (collectively the "Plans)


Gentlemen:

        As set forth in the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Lone Star International Energy, Inc., a Nevada corporation formerly known as Cumberland Companies (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 3,726,012 shares of common stock, $.001 par value, of the Company (the "Common Stock"), to be issued from time to time pursuant to the above-referenced Plans, certain legal matters in connection with the Common Stock are being passed upon for you by us. At your request, this opinion* is being furnished to you for filing as
Exhibit 5 to the Registration Statement.

        The Plans provide for the issuance to certain individuals named therein of shares of common stock of the Company in exchange for employment and professional services rendered by them as described therein. As used herein, the term "Shares" shall mean the Shares issuable to such individuals.

Lone Star International Energy, Inc.
May 4, 1998
Page 2


        In our capacity as your counsel in connection referred to above, we have examined the Plans, the Company's Articles of Incorporation, and its Bylaws, each as amended to date, and have examined the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments or documents, a basis for the opinions hereinafter expressed.

        We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

        Based upon our examination as aforesaid and subject to assumptions, limitations and qualifications set forth herein, we are of the opinion that:

              1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada.

              2. Upon the issuance and delivery of such Shares upon the receipt of the consideration stated in the Plans, such Shares will be validly issued, fully paid and nonassessable.

        We do not express any opinion herein on any other respect of the Shares, the effect of any equitable principles or fiduciary considerations relating to the adoption of the Plans or the issuance of the Shares, or the enforceability of any particular provisions of the Plans.

        The opinions set forth above are limited in all respects to matters of Nevada law as in effect on the date hereof.

        We consent to the inclusion in the Registration Statement (Form S-8) pertaining to the Plans, of this opinion.



                                                Very truly yours,

                                                /s/ Wayne M. Whitaker, Partner

                                                Wayne M. Whitaker, Partner